SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 to 15(d) of the
                        Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported) November 13, 1995



                                  MESTEK, INC.
               (Exact name of registrant as specified in Charter)




Pennsylvania                        1-448                     25-0661650
(state of jurisdiction of  (Commission File Number)          (IRS Employer
incorporation)                                               Identification No.)



260 North Elm Street, Westfield, Massachusetts                     01085
(Address of principal executive offices)                         (zip code)



Registrant's telephone number, including area code (413) 568-9571



                                 Not Applicable
         (Former name or former address, if changed since last report)



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Item 2. Acquisition

On October 30, 1995, the Company executed an agreement whereby it would acquire approximately eight-three (83%) of the issued and outstanding voting common stock of National
Northeast Corporation and National Southeast Aluminum Corporation ("National"). National operates custom aluminum extrusion and fabrication facilities located in Lawrence, Massachusetts and Winter Haven, Florida that will sell over $20 million of aluminum products to the building products, thermal management, power control and other markets in 1995. The Company itself is a user of aluminum extrusions in its HVAC segment. The consideration for the purchase is approximately $9.96 million in cash and approximately $3.32 million payable over three years contingent upon continuing levels of earnings. The Company expects to close the transaction in January of 1996.



Item 7.  Financial Statements and Exhibits

(a) Financial Statements of Businesses acquired.

Such unaudited information as is required pursuant to Regulation S-X will be filed under cover of Form 8 as soon as possible, in no event later than sixty
(60) days after this report is required to be filed.

(b) Proforma Financial information.

Such proforma financial information as is required pursuant to Regulation S-X will be filed under cover of Form 8 as soon as possible, in no event later than 60 days after this report is required to be filed.

(c) Exhibits:


     Exhibit No.                           Description

       2.1 Stock Purchase Agreement by and among Mestek, Inc. and David Weener, John Morrison, Wayne Frerichs and Mark McCrill

       2.2 Stock Purchase Agreement by and among Mestek, Inc. and David Weener, John Morrison, Wayne Frerichs and Mark McCrill

Such Exhibits as listed above will be filed under cover of Form 8 on November 14, 1995.

                                  Mestek, Inc.


Dated:   November 13, 1995                  By: STEPHEN M. SHEA________________
                                                Stephen M. Shea
                                                Senior Vice President - Finance
                                                Chief Financial Officer